EXHIBIT 99.1

                                  CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2003 of American Insured Mortgage Investors L.P. - Series 88 (the "Issuer").

     I, Barry S. Blattman, Chairman of the Board, Chief Executive Officer and President, certify that to the best of my knowledge:

(i)  the Form 10-Q fully  complies  with the  requirements  of section  13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                           AMERICAN INSURED MORTGAGE
                                           INVESTORS L.P. - SERIES 88
                                           (Registrant)

                                           By: CRIIMI, Inc.
                                               General Partner



August  13, 2003                           /s/ Barry S. Blattman
----------------                           -------------------------------------
Date                                       Barry S. Blattman
                                           Chairman of the Board,
                                           Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the General Partner and will be retained by the General Partner and furnished to the Securities and Exchange Commission or its staff upon request.